SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 7, 1997

                                 XOX CORPORATION
        (Exact Name of Small Business Issuer as Specified in its Charter)

          Delaware                       0-28610                93-0898539
(State of other jurisdiction           (Commission             IRS Employer
      of incorporation)                File Number)          Identification No.)

          1450 Energy Park Drive, Suite 120, St. Paul, Minnesota 55108
               (Address of principal executive offices) (Zip Code)

   Small Business Issuer's telephone number, including area code 612/645-9000

Item 5.  Other Events.

On April 22, 1997, William J. Birmingham, Chief Financial Officer of the Company, was terminated in connection with a financial restructuring of the Company. As part of this process, the duties of Chief Financial Officer will be temporarily undertaken by Lawrence W. McGraw, President and Chief Executive Officer, until such time as the XOX Board of Directors determines otherwise. The Company believes that the loss of Mr. Birmingham's services will not adversely affect the Company's business.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Small Business Issuer has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           XOX CORPORATION

May 7, 1997                                By  /s/  Lawrence W. McGraw
                                               ------------------------------
                                               President